Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference of our reports dated January 22, 2007, with respect to the consolidated financial statements of OMNOVA Solutions Inc., management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting, included in this Annual Report (Form 10-K) for the year ended November 30, 2006, and in the prospectuses constituting part of the following Registration Statements:

•	Registration Statement No. 333-112530 on Form S-3,

•	Registration Statement No. 333-100558 on Form S-8,

•	Registration Statement No. 333-88143 on Form S-8,

•	Registration Statement No. 333-88145 on Form S-8,

•	Registration Statement No. 333-34938 on Form S-8,

•	Registration Statement No. 333-88587 on Form S-3,

•	Post Effective Amendment No. 1 to Registration Statement No. 333-88143 on Form S-8,

•	Post Effective Amendment No. 1 to Registration Statement No. 333-34938 on Form S-8.

/s/ Ernst & Young LLP

Akron, Ohio

January 22, 2007